EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 033-71320 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Municipals Trust II (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended January 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 28, 2015

Appendix A

Report Date

Funds

March 19, 2015

Eaton Vance High Yield Municipal Income Fund

March 19, 2015

Eaton Vance TABS Short-Term Municipal Bond Fund

March 19, 2015

Eaton Vance TABS Intermediate-Term Municipal Bond Fund

March 19, 2015

Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond Fund

(Formerly Eaton Vance Tax-Advantaged Bond Strategies Long

Term Fund)